Registration No. 333-14253
                                                          Rule 424 (b)(3)

          SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED DECEMBER 4, 1996

                   MLCC Mortgage Investors, Inc., Depositor
            Mortgage Loan Asset Backed Pass-Through Certificates,
                            Series 1996-D, Class A

                       MERRILL LYNCH CREDIT CORPORATION
                               Master Servicer

_____________________________________________________________________________

     On December 11, 1996, the Mortgage Loan Asset Backed Pass-Through Certificates, Series 1996-D, Class A (the "Certificates") were issued in an approximate original aggregate principal amount of $627,062,000. The Certificates represented beneficial interests in the Trust Fund created pursuant to a Pooling and Servicing Agreement dated as of November 1, 1996 by and among MLCC Mortgage Investors, Inc., as depositor, Merrill Lynch Credit Corporation, as master servicer, and Bankers Trust Company of California, N.A., as trustee. This Supplement to the above-referenced Prospectus Supplement (the "Prospectus Supplement") supplements and updates certain of the information set forth in the Prospectus Supplement. Capitalized terms not defined herein have the meanings ascribed to them in the Prospectus Supplement.

     The first two tables set forth after the first paragraph under the heading "MLCC and its Mortgage Programs--Delinquency and Loan Loss Experience" on page S-31 of the Prospectus Supplement are hereby updated, in their entirety, as follows:

                                  1996 D

         PRIMEFIRST(Registered Trademark) LOAN DELINQUENCY EXPERIENCE
                            (Dollars in Thousands)

                              December 31, 1997         December 31, 1996        December 31, 1995
                           ------------------------  -----------------------  ------------------------
                            Number of                Number of                Number of
                           PrimeFirst    Principal   PrimeFirst   Principal   PrimeFirst   Principal
                              Loans       Amount       Loans       Amount       Loans        Amount
                           ------------  ----------  -----------  ----------  -----------  -----------
PrimeFirst Loans
  Outstanding . . . . . .        14,159  $5,302,950       11,054  $4,331,131        8,272   $3,536,761
Delinquency Period
  30-59 Days  . . . . . .           183  $   66,254          180  $   84,297          127   $   56,370
  60-89 Days  . . . . . .            26      18,544           19       6,583           13        7,917
  90 Days or More*  . . .            24      18,072           29      27,590           44       45,749
                           ------------  ----------  -----------  ----------  -----------  -----------
     Total Delinquency  .           233  $  102,870          228  $  118,470          184   $  110,036
                           ============  ==========  ===========  ==========  ===========  ===========

Delinquencies as
  Percent of Number
  of PrimeFirst
  Loans and Principal
  Amount Outstanding  . .         1.65%       1.94%        2.06%       2.74%        2.22%        3.11%

Foreclosures  . . . . . .            39     $47,396           29  $   39,100           28   $   38,209

Foreclosures as
  Percent of Number
  of PrimeFirst
  Loans and Principal
  Amount Outstanding  . .         0.28%       0.89%        0.26%       0.90%        0.34%        1.08%

_________________________________
*  Does not include loans subject to bankruptcy proceedings.


            PRIMEFIRST(Registered Trademark) LOAN LOSS EXPERIENCE
                            (Dollars in Thousands)

                                                 Year Ended        Year Ended          Year Ended
                                             December 31, 1997  December 31, 1996  December 31, 1995
                                             ------------------ -----------------  -------------------
Average Principal Balance
  of PrimeFirst Loan Portfolio  . . . . . .          $4,817,041        $3,933,946           $3,444,045
Average Number of PrimeFirst
  Loans Outstanding
  During the Period . . . . . . . . . . . .              12,607             9,663                7,944

Gross Charge-offs . . . . . . . . . . . . .         $     5,363       $     6,157          $     1,840
Recoveries  . . . . . . . . . . . . . . . .         $        99       $         0          $         0
                                             ------------------ -----------------  -------------------
Net Charge-offs . . . . . . . . . . . . . .         $     5,264       $     6,157          $     1,840
                                             ================== =================  ===================
Net Charge-offs as a
  Percent of Average
  Principal Balance
  Outstanding . . . . . . . . . . . . . . .               0.11%             0.16%                0.05%


     The first two tables set forth after the second paragraph under the heading "MLCC and its Mortgage Programs--Delinquency and Loan Loss Experience" on page S-32 of the Prospectus Supplement are hereby updated, in their entirety, as follows:

                                  1996 D

              REVOLVING CREDIT LINE LOAN DELINQUENCY EXPERIENCE
                            (DOLLARS IN THOUSANDS)

                                                        As of December 31,
                             -------------------------------------------------------------------------
                                1992        1993         1994         1995          1996        1997
                             ----------  -----------  -----------  -----------   ----------  ----------
Number of revolving
  credit line loans
  serviced  . . . . . .          15,084       13,839       15,598       25,056       28,368      31,395
Aggregate loan balance
  of revolving credit
  line loans serviced .      $1,062,930   $1,037,427   $1,079,693   $1,293,483   $1,353,800  $1,387,217
Loan balance of
  revolving credit
  line loans 2 months
  delinquent  . . . . .      $    3,717   $    5,161   $    5,358   $    8,447   $    8,292   $   5,450
Loan balance of
  revolving credit
  line loans 3 months
  or more delinquent  .      $   18,751   $   17,508   $   22,989   $   33,763   $   39,508   $  44,104
Total of 2 months or
  more delinquent as a
  percentage of
  aggregate loan
  balance of revolving
  credit line loans . .           2.11%        2.19%        2.63%        3.26%        3.53%       3.57%


                  REVOLVING CREDIT LINE LOAN LOSS EXPERIENCE
                            (DOLLARS IN THOUSANDS)

                                                        As of December 31,
                             -------------------------------------------------------------------------
                                1992        1993         1994         1995          1996        1997
                             ----------  -----------  -----------  -----------   ----------  ----------
Number of revolving
  credit line loans
  serviced  . . . . . .          15,084       13,839       15,598        25,056      28,368      31,395
Aggregate loan
  balance of
  revolving credit
  line loans serviced .      $1,062,930   $1,037,427   $1,079,693  $1,293,483    $1,353,800  $1,387,217
For the Period:
  Gross Charge-offs
    dollars . . . . . .      $    1,447   $    3,153   $    1,118  $    3,700    $    1,860  $    4,269
  Percentage(1) . . . .           0.14%        0.30%        0.10%       0.29%         0.14%       0.31%

_____________
    (1) As a percentage of aggregate balance of revolving credit line loans serviced.


     Additionally, the information contained in the tables entitled "Range of Cut-off Date Principal Balances", "Prime Index Initial Mortgage Loan Margins", "One-Month LIBOR Index Initial Mortgage Loan Margins", "Six-Month LIBOR Index Initial Mortgage Loan Margins" and "One-Year Treasury Index Initial Mortgage Loan Margins" under the heading "The Mortgage Pool" on pages S-21 and S-24 of the Prospectus Supplement is hereby updated to indicate, as of December 31, 1997, the Mortgage Loan Balances and Margins of the Mortgage
Loans:

                                  1996 D

             RANGE OF PRINCIPAL BALANCES AS OF DECEMBER 31, 1997

                                                                                    % of Mortgage
                                              Number of         Principal              Pool by
       Range of Principal Balances          Mortgage Loans       Balance          Principal Balance
---------------------------------------     --------------  ------------------    -----------------
$    0.00--         49,999.99 . . . . .            85        $ 3,029,751.80              0.57%
$    50,000.00--    54,999.99 . . . . .            27          1,406,760.45              0.26
$    55,000.00--    59,999.99 . . . . .            20          1,140,254.87              0.21
$    60,000.00--    74,999.99 . . . . .            76          5,169,661.34              0.96
$    75,000.00--    99,999.99 . . . . .           138         12,222,403.45              2.28
$    100,000.00--   149,999.99  . . . .           262         32,376.057.97              6.04
$    150,000.00--   199,999.99  . . . .           181         31,609,580.93              5.90
$    200,000.00--   249,999.99  . . . .           187         41,207,496.93              7.68
$    250,000.00--   299,999.99  . . . .           143         38,677,530.85              7.22
$    300,000.00--   349,999.99  . . . .           110         35,219,688.37              6.57
$    350,000.00--   399,999.99  . . . .            67         24,976,582.68              4.66
$    400,000.00--   449,999.99  . . . .            62         26,235,458.69              4.90
$    450,000.00--   499,999.99  . . . .            45         21,394,963.34              3.99
$    500,000.00--   549,999.99  . . . .            45         23,329,794.86              4.35
$    550,000.00--   599,999.99  . . . .            21         11,988,909.61              2.24
$    600,000.00--   649,999.99  . . . .            33         20,422,171.77              3.81
$    650,000.00--   699,999.99  . . . .            20         13,322,699.91              2.49
$    700,000.00--   749,999.99  . . . .            22         16,016,684.02              2.99
$    750,000.00--   799,999.99  . . . .            11          8,525,162.33              1.59
$    800,000.00--   849,999.99  . . . .            20         16,466,834.17              3.07
$    850,000.00--   899,999.99  . . . .             9          7,844,420.82              1.46
$    900,000.00--   949,999.99  . . . .            10          9,145,681.68              1.71
$    950,000.00--   999,999.99  . . . .            10          9,861,958.85              1.84
$    1,000,000.00-- 1,099,999.99  . . .            26         26,483,196.67              4.94
$    1,100,000.00-- 1,199,999.99  . . .            11         12,246,217.03              2.29
$    1,200,000.00-- 1,299,999.99  . . .             5          6,177,159.19              1.15
$    1,300,000.00-- 1,399,999.99  . . .             4          5,312,000.00              0.99
$    1,400,000.00-- 1,499,999.99  . . .             4          5,718,000.00              1.07
$    1,500,000.00-- 1,599,999.99  . . .             9         13,706,468.92              2.56
$    1,600,000.00-- 1,699,999.99  . . .             2          3,275,000.00              0.61
$    1,800,000.00-- 1,899,999.99  . . .             2          3,678,999.53              0.69
$    1,900,000.00-- 1,999,999.99  . . .             1           1,958,000.00             0.37
$    2,000,000.00-- 2,099,999.99  . . .             5         10,004.516.30              1.87
$    2,100,000.00-- 2,199,999.99  . . .             1          2,100,000.00              0.39
$    2,200,000.00-- 2,299,999.99  . . .             2          4,537,224.79              0.85
$    2,300,000.00-- 2,399,999.99  . . .             1          2,330,000.00              0.43
$    2,400,000.00-- 2,499,999.99  . . .             1          2,400,000.00              0.45
$    2,500,000.00-- 2,599,999.99  . . .             3          7,500,000.00              1.40
$    2,700,000.00-- 2,799,999.99  . . .             1          2,719,470.00              0.51
$    3,000,000.00   or Higher . . . . .             4         14,144,839.41              2.64
                                           -----------    ------------------      -----------------
     TOTALS . . . . . . . . . . . . . .         1,686        $535,881,601.53           100.00%
                                           ===========    ==================      =================

                                  1996 D

          PRIME INDEX MORTGAGE LOAN MARGINS AS OF DECEMBER 31, 1997

                                                                              % of Such Mortgage
                       Number of                                                   Loans by
     Margin         Mortgage Loans            Principal Balance                Principal Balance
---------------     --------------            -----------------               ------------------
 -0.750%                     1                  $1,350,000.00                         34.41%
 -0.375%                     2                     735,567.41                         18.75
  0.000%                     1                     250,000.00                          6.37
  0.125%                     1                     695,000.00                         17.71
  0.250%                     4                     410,000.00                         10.45
  0.500%                     2                     197,200.00                          5.03
  0.750%                     2                     285,539.89                          7.28
                    --------------            -----------------               ------------------
         TOTALS             13                  $3,923,307.30                        100.00%
                    ==============            =================               ==================

        ONE-MONTH LIBOR MORTGAGE LOAN MARGINS AS OF DECEMBER 31, 1997

                                                                             % of Such Mortgage Loans
     Margin            Number of Mortgage Loans     Principal Balance          by Principal Balance
---------------        ------------------------   ---------------------      ------------------------
    0.875%                          4              $   2,143,000.00                   0.98%
    1.000%                          3                  1,413,404.81                   0.64
    1.125%                          1                    300,000.00                   0.14
    1.250%                          2                    838,240.00                   0.38
    1.375%                         16                 14,672,395.25                   6.68
    1.500%                         29                 16,108,056.03                   7.34
    1.625%                         77                 42,543,238.59                  19.38
    1.750%                         36                 26,334,749.04                  12.00
    1.875%                        118                 46,020,810.89                  20.96
    2.000%                         39                 18,514,768.34                   8.43
    2.125%                        115                 25,255,304.19                  11.50
    2.250%                         13                  2,581,560.27                   1.18
    2.375%                         65                 12,395,643.50                   5.65
    2.500%                         15                  1,844,493.12                   0.84
    2.625%                         84                  8,317,909.10                   3.79
    2.750%                          2                    249,690.46                   0.11
                       ------------------------   ---------------------      ------------------------
              TOTALS              619               $219,533.263.59                 100.00%
                       ========================   =====================      ========================


                                  1996 D

     SIX-MONTH LIBOR INDEX MORTGAGE LOAN MARGINS AS OF DECEMBER 31, 1997

                                                                             % of Such Mortgage Loans
       Margin          Number of Mortgage Loans       Principal Balance        by Principal Balance
------------------     ------------------------    -----------------------   ------------------------
    0.875%                          1              $     737,000.00                   0.25%
    1.000%                          6                  2,936,797.17                   0.98
    1.125%                          2                  1,432,869.08                   0.48
    1.250%                          2                    880,143.00                   0.30
    1.375%                          1                    349,539.10                   0.12
    1.500%                         22                 22,700,216.24                   7.61
    1.625%                         32                 23,134,041.38                   7.75
    1.750%                        126                 64,174,868.82                  21.50
    1.875%                         27                 25,553,290.82                   8.57
    2.000%                        141                 51,269,525.89                  17.19
    2.125%                         23                 13,304,799.31                   4.46
    2.250%                        326                 49,335,865.59                  16.54
    2.375%                         11                  3,642,626.85                   1.22
    2.500%                        109                 18,601,760.46                   6.24
    2.625%                         21                  2,711,009.17                   0.91
    2.750%                        172                 16,521,993.82                   5.54
    3.000%                          4                    630,317.15                   0.21
    3.125%                          1                    402,305.42                   0.13
                       ------------------------    -----------------------   ------------------------
              TOTALS            1,027               $298,318,969.27                 100.00%
                       ========================    =======================   ========================


    ONE-YEAR TREASURY INDEX MORTGAGE LOAN MARGINS AS OF DECEMBER 31, 1997

                                                                             % of Such Mortgage Loans
       Margin          Number of Mortgage Loans       Principal Balance        by Principal Balance
------------------     ------------------------    -----------------------   ------------------------
    1.875%                          4               $  2,403,308.44                  17.04%
    2.000%                          1                  1,200,000.00                   8.51
    2.125%                          2                  1,090,947.91                   7.73
    2.250%                          2                  1,062,374.89                   7.53
    2.375%                          5                  1,320,000.00                   9.36
    2.500%                          5                  1,598,266.70                  11.33
    2.750%                          5                  4,066,541.59                  28.82
    3.000%                          2                  1,116,703.05                   7.92
    3.125%                          1                    247,918.79                   1.76
                       ------------------------    -----------------------   ------------------------
              TOTALS               27                $14,106,061.37                 100.00%
                       ========================    =======================   ========================

                             ____________________

               The date of this Supplement is April 13, 1998.